CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 5 to Registration Statement No. 333-205681 on Form N-2 of our report dated August 27, 2015, related to the statement of assets and liabilities of First Trust Dynamic Europe Equity Income Fund, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such registration statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
September 23, 2015